                                                                   Exhibit 10.17

          POLICY:  Baker Hughes Incorporated       EFFECTIVE:  October 1, 1988
(LOGO)             Executive Severance Policy      REVISED:    September 1, 1992
          APPROVED BY: J. D. Woods                    PAGE:       1 of 2

--------------------------------------------------------------------------------

POLICY:        Baker Hughes Incorporated ("BHI")
               Executive Severance Policy (the "Policy")

SCOPE: This Policy covers all U.S.-based Executive Salary Grade System employees (the "Executives") of Baker Hughes Incorporated, its divisions, subsidiaries and BHI-controlled affiliates (the "Company").

PURPOSE: To have a uniform Policy regarding severance benefits for all U.S.-based Company Executives on the Executive Salary Grade System. This Policy is intended to afford the specified Executives whose employment is terminated for reasons specified below an income stream for a fixed time period while such Executives actively seek and obtain gainful employment or become self-employed.

ELIGIBILITY:   Executives shall be eligible for the benefits under this Policy if (i) their employment is terminated because their position is eliminated, or (ii) their employment is terminated in conjunction with an acquisition, merger, spinoff, reorganization (either business or personnel), facility closing or a discontinuance of operations of the division in which such Executives are employed.
               Executives shall not be eligible for the benefits under this policy if they are terminated for any other reason, or if they resign or retire. Executives shall not be eligible for the benefits under this Policy if, in the event of an acquisition or merger, they are offered a position by BHI or the successor company at the same base salary at a work location within fifty
               (50) miles of their current work location.

BENEFITS:      Eligible Executives shall be eligible for the severance payments described in the chart below and the attached sample Letter of Explanation (the "Letter").

REQUIREMENTS:  In order to receive the benefits under this Policy, such
               Executives must agree in writing to a Settlement Agreement and General Release (the "Agreement") in advance of receiving any benefits (sample attached). Such Executives will not receive any of the described severance benefits or any other severance benefits in the absence of executing and agreeing to a Letter and Agreement.

               POLICY:    Baker Hughes Incorporated Executive Severance Policy
               PAGE:      2 of 2

--------------------------------------------------------------------------------

MISCELLANEOUS: The Company is an "employment at will" employer. Employees have the right to resign their positions "at will" and the Company has the right to terminate an employee "at will", with or without notice of cause. No employee's "at will" status may be modified except in a written contract executed by BHI's President.

               The benefits described in this Policy and in the Letter shall be interpreted and administered by BHI's Vice President of Human Resources in accordance with the terms and conditions of the various benefit plans described in the Letter.

               Eligible Executives under this Policy may request outplacement services but eligibility for such services will be determined at the sole discretion of BHI's Vice President of Human Resources.

               The benefits outlined in this Policy and the Letter supersede, negate and replace all other benefits the Company has offered or may offer to other Company employees, including those offered by the division where such Executives are employed.

               The benefits under this Policy and the Letter may be amended, expanded or discontinued at any time at the sole discretion of BHI, with or without notice.

               The number of months of severance pay for such Executives is indicated below by salary grade. All other benefits are described in the Letter.

                             Salary Grade       No. of Months

                               10-12                 3
                               13-14                 6
                               15-16                 9
                               17-18                12
                               19-22                15
                            23 and above            18

                        [Form of Letter of Explanation]
                                  SAMPLE ONLY

Date

Name
Address
City, State Zip

RE:     Letter of Explanation (the "Letter")
        Baker Hughes Incorporated ("BHI")
        Executive Severance Policy (the "Policy")

Dear                 :
     ----------------

It has been determined you are eligible for certain benefits under the above
referenced Policy upon termination of your employment with               (the
"Company"). The Effective Date of your termination is                 .

                                Leave of Absence

1.      You will be granted a         (  ) month leave of absence beginning on
        the Effective Date. During the leave of absence, the Company or BHI
        will pay your salary of $        per month until you secure gainful
        employment or become self-employed as an owner, partner, shareholder, officer or director of a business for profit, whichever occurs first. In the event you secure gainful employment or become self-employed and earn less than your present salary, the Company or BHI will pay you the difference from the date your new employment or self-employment commences until the expiration of your leave of absence. Earnings include all compensation, including but not limited to, wages, salaries, bonuses, severance pay or net earnings from self-employment, as determined for Internal Revenue purposes, which you earn during your leave of absence.

2. During the period of your leave of absence, the group insurance programs for medical, dental and life in which you are currently enrolled will be continued in the normal course. All short-term disability insurance and long-term disability insurance coverage shall cease as of the Effective Date. All benefits for medical, dental and life shall cease on the expiration of the term of your leave of absence or when other medical, dental and life insurance coverage becomes available to you when you secure gainful employment or become self-employed as an owner, partner, shareholder, officer, or director of a business for profit, whichever occurs first. Upon termination of your coverage, you may be eligible to buy continuation coverage under the terms and for the period mandated by federal law.

Name
Date
Page 2


        For purposes of paragraphs 1 and 2 of this letter, the terms "self-employed" and "self-employment" shall mean activities in which your personal services are a material income-producing factor of a business for profit and shall exclude investments, other passive activities or any other activity in which capital is a material income-producing factor, irrespective of your degree of ownership as an owner, partner, shareholder or degree of control as an officer or director of such activity or investment.

3. You will be allowed, at your option, to continue to participate in the BHI Employee Thrift Plan in accordance with the terms of the plan throughout the term of your leave of absence as long as you are receiving sufficient income from BHI or the Company to meet the minimum payroll deduction participation requirement. No contributions will be accepted during your leave of absence from any source other than income from BHI or the Company. All benefits, contributions or disbursements, if any, which accrued under that plan during your employment will be awarded, vested or paid in accordance with the provisions of that plan as of the expiration of the term of your leave of absence.

4. You will be allowed, at your option, to continue to participate in the BHI Employee Stock Purchase Plan in accordance with the terms of the plan throughout the term of your leave of absence as long as you are receiving sufficient income from BHI or the Company to meet the minimum payroll deduction participation requirement. No contributions will be accepted during your leave of absence from any source other than income from BHI or the Company. The expiration of the term of your leave of absence will also terminate Employee Stock Purchase Plan eligibility, with vesting and distribution, if any, being determined in accordance with the provisions of that plan.

5. During your leave of absence, your rights, if any, under the BHI Employee Stock Option Plan, and/or the BHI Convertible Debenture Plan, will continue pursuant to the terms of those plans. No new options or debenture grants will be awarded to you after the Effective Date. You will be permitted to exercise or convert any option rights or convertible debenture rights awarded to you prior to the Effective Date for a period of up to three (3) months from the expiration of your leave of absence or the normal expiration date of these rights, whichever occurs first, but only to the extent these rights are vested or convertible at the end of the above referenced time periods. If any of your convertible debentures remain unconverted at the end of the period in which they can be exercised, BHI will have the right to repurchase the debentures for their face value.

Name
Date
Page 3

6. Upon expiration of your leave of absence, you will be paid for vacation earned but not taken as of the Effective Date. This payment will be limited to a maximum of six (6) weeks earned but unused vacation and specifically excludes payment for any vacation which was awarded under the BHI Executive Perquisite Plan. You will not be eligible to receive payment for vacation accrued but not earned as of the Effective Date. You will not accrue or earn vacation time, or remuneration in lieu thereof, during your leave of absence.

7. Any bonuses determined with reference to formal written objectives shall be paid pro-rata as of the Effective Date based on your number of months of active employment (i.e., bonuses will not accrue during your leave of absence) completed during the fiscal year in which the Effective Date falls. The bonus, if any, will be determined at the Company's sole discretion based on interim results to the Effective Date considering the following:

        . Progress of the Company towards completion of its bonus goals for the fiscal Year.

        . Satisfactory performance related to the bonus plan for the most recently completed quarter.

        . Subject to the successful completion of the year-end audit of the financial statements of the Company by its outside auditor and the BHI Internal Audit Department.

8. During the term of your leave of absence, you will be permitted the continued use of any Company vehicle assigned to you in accordance with the Company's existing policy. Within thirty (30) days of the termination of your leave of absence, or upon acceptance of other employment or self-employment, you will be permitted to purchase any vehicle assigned to you at the then fair market value of the vehicle as determined by the Company. No new vehicle will be provided during your leave of absence. Reasonable gasoline and maintenance expenses will be reimbursed as submitted and approved on monthly expense reports in accordance with the Company's existing policy.

9. All payments for monthly club memberships or other perquisites will cease as of the Effective Date and said memberships or other Company property, including Company credit cards, will be immediately returned to the Company; provided, however, you will have the option of purchasing said memberships at their fair market value as determined by the Company.

Name
Date
Page 4

10. The benefits described above supersede, negate and replace any other benefits offered by the Company to you or other Company employees. Issues regarding the interpretation, implementation or administration of the benefits described above will be resolved by BHI's Vice President of Human Resources, the appropriate BHI Group President and BHI's President and Chief Executive Officer. The benefits awarded above will be administered by BHI's Vice President of Human Resources.

11. BHI, at its sole discretion, may offer outplacement services to you if such services are requested by you and it is determined by BHI's Vice President of Human Resources that you would benefit from this kind of service. The outplacement counselor will be chosen by BHI and costs associated with this service will be for BHI's account.

12. By executing this letter you agree and accept the fact that the Company is an "employment at will" employer and that as such an employee has the right to resign his position "at will" and the Company has the right to terminate an employee "at will".

13. Payment of the above severance benefits is contingent upon your executing and returning the attached Settlement Agreement and General Release (the "Agreement"). You are encouraged to consult an attorney before executing this Letter and the attached Agreement if that is your desire.

                                   Conclusion
If the above reflects your understanding of the severance arrangement, please indicate your approval and acceptance by affixing your signature in the space provided below and returning the original to me retaining a copy for your files.

Sincerely,


-----------------------------

Accepted, Approved and Agreed to this                          day of
             , 19    .


------------------------------
Signature


------------------------------
Typed or Printed Name

                     SETTLEMENT AGREEMENT AND GENERAL RELEASE

     THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (the "Agreement") is made and
entered into by and between                (hereinafter referred to as
"Employee") and BAKER HUGHES INCORPORATED and its subsidiaries and affiliates (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Employee's active service with the Company has or will soon terminate; and

     WHEREAS, the Company has offered certain benefits to the Employee under the provisions of the Company's Executive Severance Policy (the "Policy") and the attendant Letter of Explanation (the "Letter") as consideration to the Employee to enter into this Agreement; and

     WHEREAS, the Employee and the Company desire to settle fully and finally all difference between them including, but in no way limited to, any differences that might arise out of Employee's employment with the Company and the termination thereof;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, and in conjunction with the Policy and the Letter, it is agreed as follows:

     FIRST: This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to the Employee or any other person, or that the Employee has any rights whatsoever against the Company, and the Company specifically disclaims any liability to or wrongful acts against the Employee or any other person, on the part of itself, its employees or its agents.

     SECOND: The Employee represents, understands and agrees that his/her active employment with the Company has or will soon terminate, and that he/she will not apply for or otherwise seek employment with the Company at any time.

     THIRD: The Employee further agrees that during any period in which he/she is receiving benefits under the Policy or the Letter, he/she will not solicit or participate in or assist in any way in the solicitation or recruitment, directly or indirectly, of any Company employees or customers. Additionally, the Employee agrees that during any period the Employee is receiving benefits under the Policy or the Letter, the Employee shall not engage in any business or venture or become employed by any person or entity which engages in a business activity which competes, directly or indirectly, with the business activities of the Company. In view of the nature of the Employees's employment and the information and trade secrets which the Employee has received during the course of his/her employment, the Employee likewise agrees that the Company would be irreparably harmed by any violation or threatened violation of this Agreement, and that the Company shall be entitled to injunctive relief prohibiting the Employee from any violation or threatened violation of this Agreement.

     FOURTH: The Employee represents and agrees that he/she fully understands his/her right to discuss all aspects of this Agreement with his/her private attorney, that to the extent, if any, that he/she desires, he/she has availed himself/herself of this right, that he/she has carefully read and fully understands all of the provisions of this Agreement and that he/she is voluntarily entering into this Agreement.

     FIFTH: As a material inducement to the Company to enter into this Agreement, the Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employee's representatives and attorneys of such divisions, subsidiaries, affiliates (and agents, directors, officers, employees and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964 and the Federal Age Discrimination in Employment Act, which the Employee now has, owns or holds, or claims to have, own or hold, or which the Employee at any time heretofore had, owned or held, or claimed to have, own or hold, or which the Employee at any time hereinafter may have, own or hold, or claim to have, own or hold against each or any of the Releasees. In addition, the Employee waives all rights and benefits afforded by any state laws which provide in substance that a general release does not extend to claims which a person does not know or suspect to exist in his/her favor at the time of executing the release which, if known by him/her, must have materially affected his/her settlement with the other person. The only exception to the foregoing shall be claims for wages and benefits specifically promised under the Policy and the Letter.

     SIXTH: The Employee represents and acknowledges that in executing the Agreement he/she does not rely and has not relied upon any representation or statement, oral or written, not set forth herein made by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     This Agreement, the Policy and the Letter sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings, oral or written, between the parties hereto pertaining to the subject matter hereof.

     This Agreement, the Policy and the Letter shall be construed and interpreted in accordance with the laws of the State of Texas with venue for litigation being in Houston, Texas.


     PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


     EXECUTED at                       (city),                   (state),
this             day of             ,19   .




                                            -----------------------------

                                            -----------------------------
                                            Name Printed


     EXECUTED at                  (city),               (state),
this            day of                  ,19   .


                                            BAKER HUGHES INCORPORATED


                                            BY:
                                                -------------------------

                                            -----------------------------
                                            Name Printed

                                      -3-